UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2010

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)(1) On January 19, 2010, the Board of Directors (the “Board”) of BancTrust Financial Group, Inc. (the “Company”) elected Peter Sherman and Mary Ann Morthland Patterson as directors of the Company, effective January 19, 2010.  Mr. Sherman, a retired trust officer who currently manages investments and trusts for family members and individual clients in Mobile, Alabama, and Ms. Patterson, a retired real estate broker in Selma, Alabama, have both agreed to join the Company’s Board.

(2) There is no arrangement or understanding between Mr. Sherman or Ms. Patterson and any other persons pursuant to which he or she was selected as a director.

(3) At the time of this filing, neither Mr. Sherman nor Ms. Patterson has been named to serve on any committee of the Board, and the information about whether Mr. Sherman and Ms. Patterson are expected to be named to serve on any committees of the Board is unavailable at the time of this filing.

(4) Neither Mr. Sherman nor Ms. Patterson is a party to any transactions with the Company that require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.

DATE: January 25, 2010	By:	/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary